UNIFORCE SERVICES, INC.
                            415 Crossways Park Drive
                                  P.O. Box 9006
                          Woodbury, New York 11797-9006


                                                     January 1, 1997



Ms. Rosemary Maniscalco
Northern Trust Plaza
301 Yamato Road
Boca Raton, Florida  33431

Dear Ms. Maniscalco:

         Reference is made to that certain Amended and Restated Employment Agreement dated as of May 1, 1993, (the "Agreement"), as amended by our letters to you of September 30, 1994, and December 8, 1995, by and between Uniforce Temporary Personnel, Inc., now named Uniforce Services, Inc. (the "Corporation"), and you (the "Executive").

         A. Effective January 1, 1997, Paragraph 3 of the Agreement is amended to read:

         "3. Except as otherwise provided herein, the term of Executive's employment hereunder shall continue to and include the 31st day of December, 1997. Upon the expiration of such term, such employment shall be extended for successive one-year periods; provided, however, that either party hereto may terminate such employment, effective December 31, 1997, or upon the expiration of any such subsequent one-year term, by giving the other party hereto notice to such effect at least 90 days prior to December 31, 1997, or the expiration of any such subsequent one-year term, as the case may be.

         B. Effective January 1, 1997, Paragraph 4 (i) is amended to read:

         "...(i) a base salary at the rate of $225,000 per annum, payable in equal weekly installments,..."

         C. Effective January 1, 1997, Paragraph 4 of the Agreement is further amended to delete the second paragraph thereof and add the following new paragraph in lieu thereof:

                  For the purposes of this Paragraph 4, "pre-tax operating income" shall mean the consolidated earnings of the corporation and its subsidiaries before (w) deduction of, or allowance or provision for, taxes based on income, (x) deduction of, or allowance or provision for, the incentive compensation payable pursuant to clause (ii) of the preceding subparagraph or incentive compensation based upon income or profits of the Corporation payable pursuant to any other employment agreement or arrangement between the Corporation and any employee thereof, including but not limited to John Fanning; (y) any extraordinary gain or loss; and (z) deduction of or provision for interest expense in excess of $600,000 for such fiscal year. For purposes of this Paragraph 4, (1) the phrase "any extraordinary gain or loss" shall include any damages, settlements or awards attributable to lawsuits to which the Corporation or any of its subsidiaries is a party, and (2) the term "interest expense" shall have the meaning accorded under U.S. Generally Accepted Accounting Principles. Anything in this Paragraph 4 to the contrary notwithstanding, in no event shall the sum of Executive's base salary and other compensation paid to her pursuant to clauses (i) through (iii) of the preceding subparagraph be less than $250,000 in respect of any full fiscal year during the term hereof.

         D. Effective January 1, 1997, Paragraph 14 of the Agreement, as revised, is amended to add after the statement that begins:

                          If to the Corporation at:

                          415 Crossways Park Drive
                          P.O. Box 9006
                          Woodbury, New York 11797-9006

         E. Except as hereby amended, the Agreement shall remain in full force and effect in accordance with its terms.

         If the foregoing correctly sets forth your understanding of our Agreement, kindly so indicate by executing and returning to the undersigned two
(2) copies of this Letter Agreement.

                                            UNIFORCE SERVICES, INC.


                                            By:/s/ John Fanning
                                               ---------------------------------
                                               John Fanning,
                                               Chairman of the Board & President
ACKNOWLEDGED AND AGREED:

By:/s/ Rosemary Maniscalco
     ---------------------
       ROSEMARY MANISCALCO
                                       -2-